Exhibit 21
                            THE RANDERS GROUP INCORPORATED

                            Subsidiaries of the Registrant
    As of May 29, 1998, The Randers Group Incorporated owned the following companies:
                                                       STATE OR
                                                       JURISDICTION   PERCENT
                         NAME                          OF             OF
                                                       INCORPORATION  OWNERSHIP
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      The Randers Group Incorporated                   Delaware       53.3
      (additionally, 1.03% of the shares are owned
       directly by Thermo Electron Corporation)
         Clark-Trombley Consulting Engineers, Inc.     Michigan       100
         Randers Engineering, Inc.                     Michigan       100
         Randers Engineering of Massachusetts, Inc.    Michigan       100
         Randers Group Property Corporation            Michigan       100
         Redeco Incorporated                           Michigan       100
         Viridian Technology Incorporated              Michigan       100
         The Killam Group, Inc.                        Delaware       100
           CarlanKillam Consulting Group, Inc.         Florida        100
              CarlanKillam Consulting Group of         Alabama        100
               Alabama, Inc.
           Thermo Consulting & Design Inc.             Delaware       100
              Engineering Technology and Knowledge     Delaware       100
               Corporation
                 Elson T. Killam Associates, Inc.      New Jersey     100
                   BACKillam Inc.                      New York       100
                      N.H. Bettigole Co., Inc.         Delaware       100
                      N.H. Bettigole P.A.              New Jersey     100
                      N.H. Bettigole P.C.              New York       100
                   CarlanKillam Construction           Florida        100
                    Services, Inc.
                   Duncan, Lagnese and Associates,     Pennsylvania   100
                    Incorporated
                   E3-Killam, Inc.                     New York       100
                   Killam Associates, Inc.             Ohio           100
                   Killam Management and Operational   New Jersey     100
                    Services, Inc.
              Fellows, Read & Associates, Inc.         New Jersey     100
              Killam Associates, New England Inc.      Delaware       100
                 George A. Schock & Associates, Inc.   New Jersey     100
                 Jennison Engineering, Inc.            Vermont        100